UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING LETTER WAS SENT TO NORTHWESTERN CORPORATION'S CURRENT EMPLOYEES AND RETIREES BEGINNING ON APRIL 26, 2006 AND WAS POSTED ON NORTHWESTERN CORPORATION'S INTERNAL INTRANET ON APRIL 26, 2006, INFORMING THEM OF THE PROPOSED TRANSACTION.

April 25, 2006

Dear NorthWestern Energy Employee & Retiree:

I am writing to explain our announcement that the Board of Directors of NorthWestern (“the Board”) has entered into a definitive agreement to sell the Company to Babcock & Brown Infrastructure (“BBI”) in an all-cash transaction at $37 per share, valuing the Company at $2.2 billion.

As you may be aware, our Board undertook a thorough review and analysis of the company and its future after being approached by parties interested in acquiring us. This strategic review resulted in the Board reaching the conclusion that the best option for the company; our employees; customers; stockholders and the communities we serve would be a sale of the company. Several interested parties submitted proposals and after careful consideration BBI was determined to be the best fit.

BBI owns utility companies and related infrastructure assets and is based in Sydney, Australia and listed on the Australian Stock Exchange. BBI is a long-term conservative utility owner with a proven track record of owning energy distribution and transmission, and power generation companies and assets, including renewables. Its “back to basics” approach and philosophy of owning its assets long-term have seen BBI grow to become one of the global leaders in its field.

The sale to BBI supports NorthWestern’s continued commitment to maintaining industry leading service and reliability. There will be no reduction in employment in the communities we serve and no reductions in customer service. The transaction will have no adverse impact on the cost, reliability or quality of our customer service. BBI intends to ensure local management accountability with a focus on excellent customer service.

BBI is also intending to make additional capital available for NorthWestern to pursue economic transmission and generation investment opportunities to ensure that NorthWestern remains a stable provider of energy in Montana, South Dakota and Nebraska.

Along with the entire management team, I will be visiting with as many of our employees/customers/suppliers/regulators as possible in the coming weeks and will keep you updated as we move forward.

The work you do is very important to the Company and to our customers, and I appreciate your effort and continued focus on serving our communities. Please feel free to ask any questions or raise concerns by calling 1-888-236-6656.

More information on the announcement and NorthWestern Energy is available on the Company’s Web site at www.northwesternenergy.com.

I look forward to continuing our work with you as we build and restore our reputation as a valued member of our communities.

Sincerely,

Michael J. Hanson

Chief Executive Officer

Special Note Regarding Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•                  our ability to maintain normal terms with vendors and service providers;

•                  our ability to fund and execute our business plan;

•                  our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation arising from our bankruptcy proceeding, litigation related to our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, and the formal investigation being conducted by the Securities and Exchange Commission;

•                  unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•                  unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•                  adverse changes in general economic and competitive conditions in our service territories; and

•                  potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse affect on our liquidity, results of operations and financial condition.

In addition, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or publicly update any forward-looking statements for any reason.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Northwestern Corporation in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Northwestern Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Northwestern Corporation by directing such request to Northwestern Corporation, 125 South Dakota Avenue, Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.